UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 3, 2016

(Date of report; date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 3, 2016, Ally Financial Inc. held its annual meeting of stockholders. The results of voting related to matters brought before stockholders are shown below.

Proposal 1 – Election of Directors

	For	Against	Abstain	Broker Non-Votes
Franklin W. Hobbs	362,716,090	24,136,586	6,137,082	26,403,760
Robert T. Blakely	279,637,190	107,212,668	6,139,900	26,403,760
Maureen A. Breakiron-Evans	290,794,601	96,048,663	6,146,494	26,403,760
Mayree C. Clark	268,163,705	118,684,051	6,142,002	26,403,760
Stephen A. Feinberg	381,496,749	5,353,046	6,139,963	26,403,760
Kim S. Fennebresque	381,928,429	4,919,114	6,142,215	26,403,760
Marjorie Magner	385,346,309	1,504,407	6,139,042	26,403,760
John J. Stack	290,701,506	96,143,316	6,144,936	26,403,760
Michael F. Steib	386,328,834	515,164	6,145,760	26,403,760
Kenneth J. Bacon	383,702,481	3,141,963	6,145,314	26,403,760
Jeffrey J. Brown	362,761,206	24,090,799	6,137,753	26,403,760

Proposal 2 – Advisory Vote to Approve Executive Compensation

	For	Against	Abstain	Broker Non-Votes
Regarding an advisory vote to approve executive compensation, stockholders approved by vote the compensation of the Company’s executive officers as shown.	373,021,397	7,824,910	12,143,451	26,403,760

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

	For	Against	Abstain
The earlier appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 was approved by the vote of stockholders as shown.	415,333,288	1,607,429	2,452,801

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Date: May 3, 2016	By:	/s/ David J. DeBrunner
	Name:	David J. DeBrunner
	Title:	Vice President, Chief Accounting Officer and Controller